SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): October 31, 2001

                                RAYTHEON COMPANY
             (Exact name of registrant as specified in its charter)


        Delaware                      1-13699                  95-1778500
(State of Incorporation)     (Commission File Number)         (IRS Employer
                                                         Identification Number)

           141 Spring Street
       Lexington, Massachusetts                                    02421
(Address of principal executive offices                          (Zip Code)

       Registrant's telephone number, including area code: (781) 862-6600



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Item 5.  Other Events.

         On October 31, 2001, Raytheon Company (the "Company") closed a public offering of 31,578,900 shares of its common stock, par value $0.01 per share (the "Common Stock"), which includes Common Stock issued as a result of the exercise of the over-allotment options granted to the underwriters in the offering.

         On April 6, 2001 the Company filed a registration  statement  (File No.
333-58474) on Form S-3, which amended its registration statement (File No. 333-82529) on Form S-3 (together, the "Registration Statements"), and related base prospectus (the "Prospectus") registering, among other securities, the Common Stock pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), which was declared effective on April 13, 2001. On October 22, 2001 the Company filed a registration statement (File No. 333-71974) on Form S-3 to register additional securities under the Registration Statements pursuant to Rule 462(b) under the Act, which was declared automatically effective the same day.

         On October 22, 2001, the Company filed a preliminary prospectus supplement for the Common Stock, dated October 22, 2001, which included the Prospectus and on October 26, 2001, the Company filed a final prospectus supplement for the Common Stock dated October 25, 2001, which also included the Prospectus. In connection with this offering, the Company is filing certain exhibits as part of this Form 8-K. See "Item 7. Exhibits."

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements:  None.

(b)      Pro Forma Financial Information:  None.

(c)      Exhibits.

Exhibit No.   Item

1.1           Form of Underwriting Agreement.

1.2 Terms Agreement, dated as of October 25, 2001, among Raytheon Company and Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated as representatives of the several Underwriters (as defined therein) for the purchase of the Common Stock.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 31, 2001


                                     RAYTHEON COMPANY


                                     By: /s/ John W. Kapples
                                         Name:   John W. Kapples
                                         Title:  Vice President and Secretary

                                  EXHIBIT INDEX


Exhibit No.   Item

1.1           Form of Underwriting Agreement.

1.2 Terms Agreement, dated as of October 25, 2001, among Raytheon Company and Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated as representatives of the several Underwriters (as defined therein) for the purchase of the Common Stock.